UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2012 (September 28, 2012)

LENDER PROCESSING SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34005	26-1547801
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

601 Riverside Avenue

Jacksonville, Florida 32204

(Address of principal executive offices)

Registrant’s telephone number, including area code: (904) 854-5100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On September 28, 2012, Lender Processing Services, Inc. (the “Company”) and certain of its subsidiaries, as guarantors, entered into an underwriting agreement (the “Underwriting Agreement”) with Wells Fargo Securities, LLC, as the representative of the underwriters listed on Schedule A thereto (collectively, the “Underwriters”), with respect to the Company’s issue and sale of $600,000,000 principal amount of its 5.75% Senior Notes due 2023. The offering is being made pursuant to the Company’s effective registration statement on Form S-3 dated September 27, 2012 (No. 333-184140) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”).

The Underwriting Agreement contains customary representations, warrantees and agreements by the Company and customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act, other obligations of the parties and termination provisions.

The Company maintains ordinary banking and commercial relationships with the Underwriters and their affiliates, for which they receive customary fees.

The offering is more fully described in the prospectus supplement, dated September 28, 2012 and filed with the Commission on October 1, 2012, to the prospectus filed with the Commission on September 27, 2012 as part of the Registration Statement. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 hereto.

Item 9.01.	Financial Statements and Exhibits

Exhibit No.	Description of Exhibit

1.1	Underwriting Agreement dated September 28, 2012, among Lender Processing Services, Inc., the subsidiary guarantors party thereto and Wells Fargo Securities, LLC, as representative of the several underwriters.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LENDER PROCESSING SERVICES, INC.

By:	/s/ Thomas L. Schilling
	Name:	Thomas L. Schilling
	Title:	Executive Vice President and Chief Financial Officer

Date: October 1, 2012

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

1.1	Underwriting Agreement dated September 28, 2012, among Lender Processing Services, Inc., the subsidiary guarantors party thereto and Wells Fargo Securities, LLC, as representative of the several underwriters.